UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      April 2, 2015

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                                          Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (b)

Mr. James T. Martin declined to stand for re-election to the Board of Directors at the Company Shareholder Meeting April 2, 2015. Mr. Martin performed his Director's duties until that time.

Item 5.07    Submission of Matters to a Vote of Security Holders.

            At the Company's Annual Meeting of Shareholders held on April 2, 2015, the following individuals were elected to the Board of Directors to serve a one-year term:
	Votes For	Votes Withheld	Broker Non-Votes

Robert L. Bauman	2,191,956	59,566	279,334
Edward F. Crawford	2,243,987	7,535	279,334
Matthew V. Crawford	2,244,987	6,535	279,334
Jennifer A. Elliott	2,249,487	2,035	279,334
Brian E. Powers	2,234,487	17,035	279,334
Steven H. Rosen	2,244,287	7,235	279,334
Janet H. Slade	2,192,756	58,766	279,334
Kirin M. Smith	2,249,487	2,035	279,334

The Shareholders voted on the following proposal at the Company's Annual Meeting and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Ratification of Meaden & Moore, Ltd. as independent auditors for fiscal 2015. This proposal was approved.	2,530,567	127	162

The Class A Shareholders voted on the following proposal at the Company's Annual Meeting and cast their votes as described below.

		Votes	Votes	Votes	Broker
		For	Against	Abstained	Non-Votes
1.	Authorization of issuance of Class B Common Shares upon conversion of convertible note. This proposal was not approved.
	Class A Shares	671,154	155,418	352	279,334

For information on how the votes have been tabulated for the above, see the Company's definitive Proxy Statement used in connection with the Annual Meeting of Shareholders.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    April 3, 2015